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                      DIODES INCORPORATED AND SUBSIDIARIES

                                  EXHIBIT - 11

                       COMPUTATION OF EARNINGS PER SHARE

                                                                                   THREE MONTHS ENDED
                                                                                        MARCH 31,
                                                                               1996                  1995

 PRIMARY
          Weighted average number of common shares outstanding                 4,958,596             4,626,009
          Weighted average number of preferred shares outstanding                      0               169,629
          Assumed exercise of stock options                                      269,527               326,617
                                                                          ----------------       ---------------

                                                                               5,228,123             5,122,255

          Net income                                                         $   847,529           $   982,763
                                                                          ================       ===============

 Primary earnings per share                                                  $      0.16           $      0.19
                                                                          ================       ===============

 FULLY-DILUTED
          Weighted average number of common shares outstanding                 4,958,596             4,626,009
          Weighted average number of preferred shares outstanding                      0               169,629
          Assumed exercise of stock options                                      261,571               324,422
                                                                          ----------------       ---------------
                                                                               5,220,167             5,120,060

          Net income                                                         $   847,529           $   982,763
                                                                          ================       ===============

 Fully diluted earnings per share                                         $         0.16        $         0.19
                                                                          ================       ===============




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